UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

INFORMATION STATEMENT

SCHEDULE 14C
(RULE 14C-101)

INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
OF THE SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:

[X] Preliminary Information Statement

[  ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[  ] Definitive Information Statement

CHALLENGER POWERBOATS, INC.
(Name of Registrant As Specified in Charter)

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CHALLENGER POWERBOATS, INC.

300 WESTLINK DR.

WASHINGTON, MO 36090

(636) 390-9000

To Our Stockholders:

The purpose of this letter is to inform you that we intend to amend our Amended Articles of Incorporation, as amended, by written consent of our stockholders to authorize 5,000,000 shares of preferred stock, each with a par value of $0.001, as determined in the sole discretion of our Board of Directors.

WE ARE NOT ASKING FOR YOUR PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. Because the written consent of a majority of stockholders satisfies any applicable stockholder voting requirement of the Nevada Revised Statutes, our Amended Articles of Incorporation, as amended, and our By-Laws, we are not asking for a proxy and you are not requested to send one.

The accompanying Information Statement is for information purposes only and explains the terms of the amendment to our Amended Articles of Incorporation, as amended. Please read the accompanying Information Statement carefully.

By Order of the Board of Directors,

By: /s/ Laurie Phillips
Laurie Phillips
Chief Executive Officer
May 30, 2007

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

This Information Statement will be mailed on or about June 13, 2007 to the stockholders of record of Challenger Powerboats, Inc., at the close of business on May 8, 2007 (the "Record Date"). This Information Statement is being sent to you for information purposes only. No action is requested on your part. This Information Statement is being furnished to our stockholders to inform you of the adoption of a resolution by written consent by the holders of a majority of the outstanding shares of our common stock, par value $0.001.

The resolution gives us the authority to amend our Amended Articles of Incorporation, as amended, to authorize 5,000,000 shares of preferred stock, par value $0.001 per share.

VOTING INFORMATION

As of the Record Date of May 8, 2007, we had authorized 100,000,000 shares of common stock, of which 71,508,579 shares were issued and outstanding. Each share of common stock has one vote.

A majority of votes representing 51.7% of votes cast by holders of our common stock have executed a written consent in favor of the action to authorize 5,000,000 shares of preferred stock, par value $0.001, to be issued from time to time in one or more series as determined by the Board of Directors.

This consent satisfies the stockholder approval requirement for the proposed actions. Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the proposal will not be adopted until a date at least 20 days after the date on which this Information Statement has been mailed to stockholders. We anticipate that the action contemplated herein will be effected on or about the close of business on July 5, 2007.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the beneficial ownership of our outstanding classes of stock as of May 8, 2007, by each person known by us to own beneficially more than 5% of each class, by each of our Directors and Executive Officers and by all Directors and Executive Officers as a group. Unless otherwise indicated below, to our knowledge, all persons listed below have sole voting and investment power with respect to their shares of common stock except to the extent that authority is shared by spouses under applicable law. The calculation of percentage ownership for each listed beneficial owner is based upon the number of shares of common stock issued and outstanding on May 8, 2007, plus shares of common stock subject to options, warrants and conversion rights held by such person on May 8, 2007 and exercisable or convertible within 60 days thereafter.

Name and Address of Beneficial Owner	Common Shares Beneficially Owned	Percent of Class (1)
Michael Novielli (2) 1110 Rt. 55, Suite 206, LaGrangeville, NY 12540	417,984,404	91.4%
Douglas Leighton (3) 50 Commonwealth Ave, Suite 2 Boston, MA 02116	417,984,404	91.4%
Dutchess Private Equities Fund, Ltd. (4) 50 Commonwealth Ave, Suite 2 Boston, MA 02116	415,710,053	90.1%
Laurie Phillips 300 Westlink Drive, Washington, MO 63090	- 0 -	*
Jack Clark 300 Westlink Drive, Washington, MO 63090	- 0 -	*
Theodore Smith 50 Commonwealth Ave, Suite 2 Boston, MA 02116	- 0 -	*
Barrett Evans (5) 301 East Ocean Blvd., Suite 640, Long Beach, CA 90802	5,975,540	8.1%
eFund Small Cap. Fund LP (6) 301 East Ocean Blvd, Suite 640 Long Beach, CA 90802	5,652,460	7.6%
eFund Capital Partners, LLC (7) 301 East Ocean Blvd, Suite 640 Long Beach, CA 90802	5,973,273	8.1%
All directors and current executive officers as a group	417,984,404	91.4%
* Less than 1%

(1) The number of shares issued and outstanding on May 8, 2007 was 71,508,579 shares.

(2) Mr. Novielli is a member of our board of directors.  The total number of shares Mr. Novielli beneficially owns is comprised of 45,250 shares owned by Mr. Novielli which he has sole voting and dispositive power of, 29,877,071 owned by Dutchess Private Equities Fund Ltd. 2,229,101 shares owned by Dutchess Advisors, LLC, 385,832,982 shares issuable within 60 days to Dutchess Private Equities Fund, Ltd. pursuant to convertible debentures. Mr. Novielli is a managing member of Dutchess Capital Management, LLC, which acts as general partner to Dutchess Private Equities Fund, Ltd.and Dutchess Advisors, LLC.

(3) Mr. Leighton is a member of our board of directors.  The total number of shares Mr. Leighton beneficially owns is comprised of 45,250 shares owned by Mr. Leighton which he has sole voting and dispositive power of, 29,877,071 owned by Dutchess Private Equities Fund Ltd. 2,229,101 shares owned by Dutchess Advisors, LLC, 385,832,982 shares issuable within 60 days to Dutchess Private Equities Fund, Ltd. pursuant to convertible debentures.   Mr. Leighton is a managing member of Dutchess Capital Management, LLC, which acts as general partner to Dutchess Private Equities Fund, Ltd. and Dutchess Advisors, LLC.

(4) Dutchess Private Equities Fund, Ltd., owns 29,877,071 shares and 385,832,982 shares issuable to Dutchess Private Equities Fund, Ltd. within 60 days pursuant to convertible debentures. Mr. Leighton and Mr. Novielli are managing members of Dutchess Capital Management, LLC, which acts as general partner to Dutchess Private Equities Fund, Ltd., and have shared voting and dispositive power over the shares owned by Dutchess Private Equities Fund, Ltd.

 (5) The total number of shares Mr. Evans beneficially owns is comprised of 2,267 shares which he obtained pursuant to our Non-Employee Director and Consulting Plan, 320,813 shares owned by eFund Capital Partners, LLC, and 3,172,460 shares owned by eFund Small Cap Fund, LP, 240,000 shares issuable within 60 days to eFund Small Cap Fund, LP pursuant to the exercise of warrants and 2,240,000 shares issuable within 60 days to eFund Small Cap Fund, LP pursuant to convertible debentures. Mr. Evans is the managing member of eFund Capital Partners, LLC, and eFund Capital Partners, LLC is the managing partner of eFund Small-Cap Fund, LP. In preparing the information regarding Mr. Evans’ beneficial ownership, we relied on his Schedule 13D filed with the Securities and Exchange Commission on February 6, 2007.

(6) eFund Small Cap Fund, LP owns 3,172,460 shares of common stock, 240,000 shares of common stock issuable within 60 days pursuant to the exercise of warrants and 2,240,000 shares of common stock issuable within 60 days pursuant to convertible debentures. eFund Small Cap Fund, LP is controlled by Barrett Evans. eFund Capital Partners, LLC is the managing partner of eFund Small Cap Fund, LP and Mr. Evans is the managing member of eFund Capital Partners, LLC.   In preparing the information regarding the beneficial ownership of eFund Small Cap Fund LP, we relied on Mr. Evans’ Schedule 13D filed with the Securities and Exchange Commission on February 6, 2007.

(7) eFund Capital Partners, LLC owns 320,813 shares of common stock.   eFund Capital Partners, LLC is also the managing partner of eFund Small Cap Fund, LP which owns 3,172,460 shares of common stock. Furthermore, eFund Small Cap Fund, LP has the right to acquire 240,000 shares of common stock through the exercise of warrants and can also obtain 2,240,000 shares of common stock through the conversion of convertible debentures.  Mr. Evans is the managing member of eFund Capital Partners, LLC. In preparing the information regarding the beneficial ownership of eFund Capital Partners LLC, we relied on Mr. Evans’ Schedule 13D filed with the Securities and Exchange Commission on February 6, 2007.

REASON FOR AND GENERAL EFFECT OF AUTHORIZING PREFERRED STOCK

We believe we need to authorize shares of preferred stock so that we can efficiently continue to grow our operations. Authorizing shares of preferred stock will enable us to take advantage of various potential business opportunities through the issuance of our securities, including, without limitation, establishing certain strategic relationships with other companies and expanding our business through acquisitions. We have no present agreements or definitive plans to acquire any such businesses.

The shares of preferred stock to be authorized may be issued from time to time in one or more series as determined by the Board of Directors.   The Board of Directors is authorized, by resolution or resolutions, to provide from time to time, out of the un-issued shares of preferred stock not then allocated to any series of preferred stock, for a series of the preferred stock.  Each such series shall have distinctive serial designations.  Before any shares of any such series of preferred stock are issued, the Board of Directors shall fix and determine the voting powers, full or limited, or no voting powers, and the designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations and restrictions thereof as provided by Nevada law.

POTENTIAL ANTI-TAKEOVER EFFECTS OF THE AMENDMENT TO INCREASE AUTHORIZED SHARES

The authorization of shares of preferred stock and the subsequent issuance of all or a portion of those shares could have the effect of delaying or preventing a change of control without further action by the stockholders. Subject to applicable law and stock exchange requirements, we could issue shares of authorized and unissued preferred stock in one or more transactions that would make a change of control more difficult and therefore less likely. Any issuance of additional shares could have the effect of diluting the earnings per share and book value per share of the outstanding shares of common stock or the stock ownership and voting rights of a person seeking to obtain control of our Company. The authorization of shares of preferred stock is reflected in our proposed Articles of Amendment, as amended, included with this proxy as Exhibit A.

COSTS AND MAILING

We will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. We have asked or will ask brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the common stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

HOUSEHOLDING OF INFORMATION STATEMENT

Some banks, brokers, and other record holders may participate in the practice of “householding” information statements. This means that, unless stockholders give contrary instructions, only one copy of this Information Statement may be sent to multiple stockholders sharing an address. The Company will promptly deliver a separate copy of this document to any stockholder at a shared address upon written or oral request by such stockholder at the following address or telephone number: Challenger Powerboats, Inc., 300 Westlink Drive, Washington, MO 36090 or (636) 390-9000.  Any stockholder who wants to receive a separate copy of this Information Statement in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact such stockholder’s bank, broker, or other record holder, or such stockholder may contact the Company at the above address or telephone number.

Exhibit A

ARTICLES OF AMENDMENT

TO THE

AMENDED ARTICLES OF INCORPORATION,

AS AMENDED

OF

CHALLENGER POWERBOATS, INC.

Challenger Powerboats, Inc., a corporation organized and existing under Nevada's Revised Statutes (the "Corporation"), DOES HEREBY CERTIFY:

ONE: The following amendments of the Amended Articles of Incorporation, as amended, were approved by the shareholders of the corporation on May 8, 2007 in the manner required by the Amended Articles of Incorporation, as amended:

(1) RESOLVED, that the following provision shall be added to Article IV of the Amended Articles of Incorporation, as amended, of Challenger Powerboats, Inc.:

"Preferred Stock.  The aggregate number of preferred shares which the corporation shall have the authority to issues is five million (5,000,000) shares, each with a stated par value of $0.001 per share, which shares shall be designated “Preferred Stock.” Shares of Preferred Stock may be issued from time to time in one or more series as determined by the Board of Directors.  The Board of Directors is hereby authorized by resolution or resolutions, to provide from time to time, out of the un-issued shares of Preferred Stock not then allocated to any series of Preferred Stock, for a series of the Preferred Stock.  Each such series shall have distinctive serial designations.  Before any shares of any such series of Preferred Stock are issued, the Board of Directors shall fix and determine, and is hereby expressly empowered to fix and determine, by resolution or resolutions, the voting powers, full or limited, or no voting powers, and the designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations and restrictions thereof as provided by Nevada law. Before issuing any shares of a class or series, the corporation shall deliver to the secretary of state for filing articles of amendment to these articles of incorporation that set forth information required by Nevada law, including but not limited to, the designations, preferences, limitations, and relative rights of the class or series of shares.”

TWO: The amendment to the Amended Articles of Incorporation, as amended, herein certified has been duly adopted in accordance with the provisions of Section 78.390 of the Nevada Revised Statutes.

IN WITNESS WHEREOF, the Corporation has caused this amendment to the Amended Articles of Incorporation, as amended, to be signed by its duly authorized officer this June __, 2007.

Challenger Powerboats, Inc.
By:
Laurie Phillips
Chief Executive Officer